                                                                  Exhibit 23(c)

                        Independent Auditors' Consent

We consent to the incorporation by reference in this Registration Statement of Community Bank Shares of Indiana, Inc. on Form S-4 of our report dated January 31, 1997, included and incorporated by reference in the Annual Report on Form 10-K of Community Bank Shares of Indiana, Inc. for the year ended December 31, 1996, and to the use of our report dated January 31, 1997, appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to us under the heading "Experts" in the Prospectus.


/s/ Monroe Shine & Co., Inc.
-----------------------------
New Albany, Indiana

February 19, 1998